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                                                                   EXHIBIT 12

                             GENERAL ELECTRIC COMPANY
                         RATIO OF EARNINGS TO FIXED CHARGES


(Dollars in millions)                                        Nine months ended
                                                            September 30, 1996
                                                            ------------------
GE except GECS

"Earnings" <F1>                                                         $6,965
Less:  Equity in undistributed earnings
             of General Electric Capital
             Services, Inc. <F2>                                        (1,401)
Plus:  Interest and other financial
             charges included in expense                                   455
          One-third of rental expense  <F3>                                132
                                                                        ------
Adjusted "earnings"                                                     $6,151
                                                                        ======

Fixed Charges:
  Interest and other financial charges                                    $455
  Interest capitalized                                                      11
  One-third of rental expense  <F3>                                        132
                                                                        ------
Total fixed charges                                                       $598
                                                                        ======
Ratio of earnings to fixed charges                                       10.29
                                                                        ======

General Electric Company and consolidated affiliates

"Earnings" <F1>                                                         $8,039
Plus:  Interest and other financial
             charges included in expense                                 5,743
         One-third of rental expense   <F3>                                261
                                                                        ------
Adjusted "earnings"                                                    $14,043
                                                                        ======


Fixed Charges:
  Interest and other financial charges                                  $5,743
  Interest capitalized                                                      37
  One-third of rental expense  <F3>                                        261
                                                                        ------

Total fixed charges                                                     $6,041
                                                                        ======
Ratio of earnings to fixed charges                                        2.32
                                                                        ======

<F1> Earnings before income taxes and minority interest.
<F2> Earnings after income taxes, net of dividends.
<F3> Considered to be representative of interest factor in rental expense.
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